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                                                                    EXHIBIT 23.4

                     [LETTERHEAD OF ABERDEEN GROUP, INC.]

June 4, 1999

Mr. Michael Brochu
c/o Primus Knowledge Solutions, Inc.
1601 Fifth Avenue
Seattle, WA 98101

Dear Mr. Brochu:

     We acknowledge that the company has provided Aberdeen with a copy of the Registration Statement on Form S-1 and the prospectus contained therein.

     The purpose of this letter is to inform you that Aberdeen hereby consents to the use of the following quotation in the company's Registration Statement on Form S-1 and the prospectus contained therein:

     The Aberdeen Group estimates that, by 2002, companies will receive over 50% of all general customer support contacts and inquiries over the Web and through email messages and other Web-based forms.

     Attached as Exhibit A to this letter is an explanation of the methodologies used in computing the findings of Aberdeen.

                                            Aberdeen

                                            /s/ Hugh B. Bishop
                                            --------------------------------
                                            By: Hugh B. Bishop
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                     [LETTERHEAD OF ABERDEEN GROUP, INC.]

June 4, 1999

Mr. Michael Brochu
c/o Primus Knowledge Solutions, Inc.
1601 Fifth Avenue
Seattle, WA 98101

Dear Mr. Brochu:

In response to your inquiry on Aberdeen's methodology used in estimating the percentage of customer support inquiries over the Web and email by the year 2002, following is a brief discussion of our methodology.

On an ongoing basis, Aberdeen meets with and interviews leading technology supplier and user organizations to get a perspective on their future directions -- including their use of the Web. Many of these interviews are part of Aberdeen's RAMP methodology (see enclosure). The estimate cited above is based on a general consensus from the formal and informal interviews conducted by Aberdeen's enterprise business applications (EBA) practice over the last several months in the areas of customer relationship management (CRM) and e-commerce.

I hope that this letter meets your needs. Please contact me directly at 617-854-5215 if you have any further questions or requirements.

Sincerely,

/s/ Hugh B. Bishop

Hugh B. Bishop
Senior Vice President